EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (Nos. 333-54788 and 333-132941) on Forms S-8 of Boss Holdings, Inc. of our report, dated March 27, 2009 relating to our audits of the consolidated financial statements and the financial statement schedules which appear in this Annual Report on Form 10-K of Boss Holdings, Inc. for the year ended December 27, 2008.

/s/ McGladrey & Pullen LLP

Davenport, Iowa
March 27, 2009

E-7